UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2020

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, the Compensation Committee of the Board of Directors of Iteris, Inc. (the “Company”), implemented a new component of the Company’s long-term incentive program for the executive officers in the form of performance stock units (“PSUs”).

In response to stockholder feedback, the Compensation Committee determined to modify certain elements of the Company’s executive compensation program to better align management’s long-term incentive compensation with stockholder interests. Specifically, commencing with fiscal year 2021, the Company has rebalanced management’s long-term incentive compensation to include a mix of stock options, restricted stock units, and PSUs. Prior to implementing these changes to its long-term incentive compensation, the Company invited several of its largest stockholders to provide comments on the proposed changes and accordingly made adjustments to the program to reflect investor feedback prior to finalizing the plan structure. As the Company continues to grow and mature, the Compensation Committee will continue to make appropriate adjustments to our management team’s long-term incentive compensation.

Beginning with the long-term incentive awards granted in fiscal year 2021, the Company expects that 25% of the long-term incentive equity awards granted to the Company’s executive officers will be granted in the form of PSUs. On June 30, 2020, the Compensation Committee awarded our executive officers the following number of “target” PSUs under the Company’s 2016 Omnibus Incentive Plan as part of the fiscal year 2021 long-term incentive compensation program: J. Joseph Bergera, President and Chief Executive Officer, 31,123; Douglas Groves, Senior Vice President and Chief Financial Officer, 12,449; Todd Kreter, Senior Vice President and General Manager, Roadway Sensors, 8,714; and Ramin Massoumi, Senior Vice President and General Manager, Transportation Systems, 8,714.

Each PSU represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied. The number of PSUs that vest at the end of each three-year performance period will depend, in part, on the Company’s average revenues per share and cash flow from operations performance during the three-year performance period and, in part, on the Company’s total stockholder return (“rTSR”) relative to the Russell 2000 over the three-year performance period. Executives will receive payment with respect to the PSUs, in the form of shares of the Company’s common stock, at the conclusion of the performance period, upon establishment of final performance results.

Between 0% and 160% of the PSUs will be eligible to vest based on average annual performance during the three-year performance period relative to the revenues per share and cash flow from operations objectives to be established by the Compensation Committee at the beginning of each year. In addition, the final PSU vesting based on the revenues per share and cash flow from operations performance will be subject to a modifier between ..75x-1.25x based on the Company’s rTSR relative to the Russell 2000 during the performance period, for a maximum achievement percentage of 200% of the “target” number of PSUs.

The foregoing description of the performance stock unit awards is qualified in its entirety by reference to the full text of the form of performance stock unit award agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2020
ITERIS, INC.

	By:	/s/ Joe Bergera
Joe Bergera
President and Chief Executive Officer